SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 13, 2013 (August 12, 2013)
Date of Report (Date of earliest event reported)

Anchor BanCorp Wisconsin Inc.
(Exact Name of Registrant as Specified in its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

001-34955	391726871
(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin	57303
(Address of Principal Executive Office)	(Zip Code)
800-252-8982
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement .
On August 12, 2013 (the “Petition Date”), Anchor BanCorp Wisconsin Inc. (the “Company”) filed a voluntary petition for relief (the “Chapter 11 Case”) under the provisions of chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. in the United States Bankruptcy Court for the Western District of Wisconsin (the “Bankruptcy Court”) to implement a “pre-packaged” plan of reorganization (the “Plan of Reorganization”) in order to facilitate the restructuring of the Company and the recapitalization of AnchorBank, fsb, a wholly-owned subsidiary of the Company (the “Bank”).  Prior to the Petition Date, the Company obtained the consents of U.S. Bank National Association and Bank of America, N.A., as senior secured creditors of the Company, and the consent of the United States Department of the Treasury (the “Treasury”), as sole preferred stockholder of the Company, to vote for and accept the Plan of Reorganization. The Chapter 11 Case is being administered under the caption “In re Anchor BanCorp Wisconsin Inc.” Case No. 13-14003-rdm.

Private Placements

In connection with the Plan of Reorganization, on August 12, 2013, the Company entered into stock purchase agreements (the “Stock Purchase Agreements”) with certain institutional and other private investors and directors and officers of the Company (the “Investors”) for the purchase and sale of 1,750,000,000 shares of the Company’s common stock (“Common Stock”) at a purchase price of $0.10 per share (collectively, the “Private Placements”).

Pursuant to the terms and subject to the conditions of the Stock Purchase Agreements, the Company will issue and sell the Common Stock to (i) certain Investors such that, after giving effect to the transactions contemplated in the Plan of Reorganization, each such Investor will own up to 9.9% of the Common Stock issued by the Company pursuant to the Private Placements and the Treasury Issuance (as defined below), for an aggregate purchase price of $87,780,000 (the “Large Investors”), (ii) certain Investors such that, after giving effect to the transactions contemplated in the Plan of Reorganization, each such Investor will own up to 4.9% of the Common Stock issued by the Company pursuant to the Private Placements and the Treasury Issuance, for an aggregate purchase price of $83,720,000 (the “4.9% Investors”), and (iii) certain directors and officers of the Company for an aggregate purchase price of $3,500,000 (the “Management Investors”).  The Company is expected to receive gross proceeds of $175,000,000 as a result of the Private Placements.

Pursuant to the Plan of Reorganization, the Board of Directors of the Company will be declassified and is expected to consist of eight members following the closing of the Private Placements.  The Board is expected to include Chris Bauer (President and Chief Executive Officer of the Company), three directors designated by certain of the Large Investors and four directors independent of the Investors and management of the Company who currently serve on the board of directors of the Company.

The Stock Purchase Agreements contain representations by the Company and the Investors as well as covenants with respect to the Company’s actions prior to the Closing and the parties’ actions in connection therewith.  The Stock Purchase Agreements provide for rights to indemnification and customary preemptive rights for the benefit of the Investors.  In addition, the Stock Purchase Agreements also provide for registration rights in respect of the Common Stock issued pursuant to the Private Placements.

Senior Debt Settlement

The Company is a party to the Amended and Restated Credit Agreement, dated as of June 9, 2008 (as amended from time to time, the “Credit Agreement”), among the Company, the lenders from time to time a party thereto (the “Lenders”), and U.S. Bank National Association, as administrative agent for the Lenders.

As of June 30, 2013, the aggregate amount of obligations under the Credit Agreement was approximately $183,000,000 (including with respect to unpaid principal balance, accrued but unpaid interest thereon and all administrative and other fees or penalties).  Pursuant to the Plan of Reorganization, the Company expects to settle all of its obligations under the Credit Agreement for a cash payment of $49,000,000 (plus expense reimbursement as contemplated by the Credit Agreement).

TARP Exchange

On January 30, 2009, pursuant to the Treasury’s Capital Purchase Program, the Company issued and sold to the Treasury 110,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of the Company with an aggregate liquidation preference of $110,000,000 (the “TARP Preferred Stock”).  In addition, the Company issued to the Treasury a warrant (the “TARP Warrant”) to purchase up to 7,399,103 shares of Common Stock, at an initial per share exercise price of $2.23. Pursuant to the Plan of Reorganization, the Company, immediately following the consummation of the Private Placements, expects to (i) exchange the TARP Preferred Stock for 60,000,000 shares of Common Stock and (ii) cancel the TARP Warrant in its entirety (collectively, the “TARP Exchange”).

Delaware Conversion

Pursuant to the Plan of Reorganization, and prior to the consummation of the Private Placements, the Company expects to (i) convert from a Wisconsin corporation to a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law (the “Delaware Conversion”) and (ii) file a Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amended Charter”), to, among other things, declassify the Board of Directors of the Company, increase the number of authorized shares of Common Stock of the Company and adopt certain restrictions on acquisitions and dispositions of securities of the Company.

Debt Issuance

In connection with the Plan of Reorganization, on August 12, 2013, the Company entered into a notes purchase agreement with certain institutional investors (the “Debt Purchase Agreement”) in connection with the offer and sale by the Company up to $30,000,000 aggregate principal amount of unsecured notes at an offering price of 100% of the face amount (the “Debt Issuance” and, together with the Private Placements, Senior Debt Settlement, TARP Exchange, Delaware Conversion and Amended Charter, the “Transactions”) to be issued pursuant to an indenture that will contain customary terms and conditions (including with respect to coupon, events of default and covenants) for transactions of this kind.  In addition, the Indenture will contain covenants that, among other things, limit the ability of the Company to create liens on the stock of its bank subsidiary.  The notes will be redeemable approximately three years after the issuance date at 100% of the principal amount, plus accrued and unpaid interest, if any on the notes to be redeemed to, but not including, the applicable redemption date, and will mature approximately five years after the issuance date.  It is expected that the Indenture will be entered into, and the notes will be issued, upon the consummation of the Plan of

Reorganization.  The Debt Purchase Agreement also provides for registration rights in respect of the notes issued pursuant to the Debt Issuance.  As of the date hereof, the Company has obtained commitments from investors for $20,365,000 aggregate principal amount of notes pursuant to the Debt Purchase Agreement.

The Transactions are subject to the approval of the Plan of Reorganization by the Bankruptcy Court.  In addition, the Private Placements are subject to certain conditions to closing, including, among others, the receipt of all necessary regulatory approvals; the receipt by the Company of gross proceeds of not less than $170,000,000 and not more than $180,000,000 from the Private Placements; the satisfaction of the closing conditions with respect to the TARP Exchange; the consummation of the Senior Debt Settlement; substantial consummation of the Plan of Reorganization provided that there are no terms in the Plan of Reorganization that are inconsistent with the Stock Purchase Agreements, materially impair the benefits to the Investors or provide financial consideration to the Lenders and the Treasury relating to the Senior Debt Settlement and the TARP Exchange, respectively, in excess of the consideration reflected herein; the maintenance by the Bank of certain capital ratios; the filing and effectiveness of the Amended Charter; the delivery of an opinion by KPMG LLP to the effect that the consummation of the Transactions should not cause an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and certain other customary conditions for transactions of this kind.

The shares of the Company’s Common Stock currently outstanding will be cancelled for no consideration pursuant to the Plan of Reorganization.

The foregoing descriptions of the Stock Purchase Agreements and the Debt Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Large Investor Stock Purchase Agreement, form of 4.9% Investor Stock Purchase Agreement, form of Management Investor Stock Purchase Agreement and form of Debt Purchase Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, which are incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 1.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.04.

The filing of the Chapter 11 Case as described in “Item 1.01 Entry into a Material Definitive Agreement” constitutes an event of default under the Credit Agreement.  The Company believes that any efforts to enforce the payment obligations under the Credit Agreement are stayed as a result of the filing of the Chapter 11 Case.

Item 3.02	Unregistered Sale of Equity Securities.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

The Company entered into the Stock Purchase Agreements providing for the sale of Common Stock to Investors for gross proceeds of $175.0 million. The securities will be issued to the Investors in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the Securities and Exchange Commission.

Item 8.01	Other Events.
On August 13, 2013, the Company issued a press release, which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)

Ex. 10.1               Form of Large Investor Stock Purchase Agreement

Ex. 10.2               Form of 4.9% Investor Stock Purchase Agreement

Ex. 10.3               Form of Management Investor Stock Purchase Agreement

Ex. 10.4               Form of Debt Purchase Agreement

Ex. 99.1               Press Release, dated August 13, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: August 13, 2013	By:	/s/ Mark D. Timmerman
Name: Mark D. Timmerman Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Large Investor Stock Purchase Agreement
10.2	Form of 4.9% Investor Stock Purchase Agreement
10.3	Form of Management Investor Stock Purchase Agreement
10.4	Form of Debt Purchase Agreement
99.1	Press Release, dated August 13, 2013